SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (this “Agreement”), dated as of November 14, 2012, is by and among American Strategic Minerals Corporation, a Nevada corporation (the “Parent”), Sampo IP, LLC a Virginia Limited Liability Company (the “Company”), and members of the Company signatory hereto (the “Members”) and each other person or entity executing this Agreement.  Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

The Company has Nine Hundred Twenty-five (925) membership units (the “Membership Units”) outstanding, all of which are held by the Members.  The Members have agreed to transfer the Membership Units to the Parent in exchange for an aggregate of Nine Million Two Hundred and Fifty Thousand (9,250,000) newly issued shares of common stock, par value $0.0001 per share, of the Parent, (the “Parent Stock”) and the additional consideration described herein.

The exchange of Membership Units for the Parent Stock is intended to constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code.

The Board of Directors of each of the Parent and the Company has determined that it is desirable to effect this plan of reorganization and share exchange.

AGREEMENT

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I

Exchange of Shares

SECTION 1.01.                                (a)           Exchange by the Members.  At the Closing (as defined in Section 1.02), the Members shall sell, transfer, convey, assign and deliver to the Parent all of the Membership Units free and clear of all Liens in exchange for an aggregate of Nine Million Two Hundred and Fifty Thousand (9,250,000) shares of Parent Stock, which shall be issued and delivered in such amounts as set forth under each Member’s name on the signature page hereto (as hereinafter defined).

SECTION 1.02.                                Closing.  The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place on such date that all conditions precedent and obligations of the Parties to consummate such Transactions contemplated hereby and set forth in Article VI are satisfied or waived, at such location to be determined by the Company and Parent, or such other date and time as the Parties may mutually determine (the “Closing Date”).

ARTICLE II

Representations and Warranties of the Members

Each Member hereby represents and warrants to the Parent, as follows:

SECTION 2.01.                                Good Title.  The Member is the record and beneficial owner, and has good and marketable title to his Membership Units, with the right and authority to sell and deliver such Membership Units to Parent as provided herein.  The Member owns the Membership Units free and clear of all any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind. Upon registering of the Parent as the new owner of such Membership Units in the register of the Company, the Parent will receive good title to such Membership Units, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, agreements among Members and other encumbrances (collectively, “Liens”).  The Membership Units set forth are and will be at Closing, all of the Membership Units of the Company.

SECTION 2.02.                                Power and Authority.  All acts required to be taken by the Member to enter into this Agreement and to carry out the Transactions have been properly taken.  This Agreement constitutes a legal, valid and binding obligation of the Members, enforceable against such Member in accordance with the terms hereof.

SECTION 2.03.                                No Conflicts.  The Member has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out the Member’s obligations hereunder.  No consent, approval or agreement of any individual or entity is required to be obtained by the Member in connection with the execution and performance by the Member of this Agreement or the execution and performance by the Member of any agreements, instruments or other obligations entered into in connection with this Agreement.  The execution and delivery of this Agreement by the Member and the performance by the Member of his obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to such Member; and (iii) will not violate or breach any contractual obligation to which such Member is a party.

SECTION 2.04.                                No Finder’s Fee.  The Member has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Transactions that the Company or the Parent will be responsible for.

SECTION 2.05.                                Purchase Entirely for Own Account.  The Parent Stock proposed to be acquired by the Member hereunder will be acquired for investment for his own accounts, and not with a view to the resale or distribution of any part thereof, and the Member has no present intention of selling or otherwise distributing the Parent Stock except in compliance with applicable securities laws.

SECTION 2.06.                                Available Information.  The Member has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent.

SECTION 2.07.                                Non-Registration. The Member understand that the shares of Parent Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Member’s representations as expressed herein.

SECTION 2.08.                                Restricted Securities. The Member understands that the Parent Stock is characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Member pursuant hereto, the Parent Stock would be acquired in a transaction not involving a public offering.  The Member further acknowledges that if the Parent Stock is issued to the Member in accordance with the provisions of this Agreement, such Parent Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom.  The Member represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 2.09.                                Legends.  It is understood that the shares of Parent Stock will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THESE SECURITIES ARE SUBJECT TO THE TERMS OF A LOCK-UP AGREEMENT AND MAY NOT BE TRASFERRED, SOLD OR ASSIGNED OTHER THAN A PERMITTED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

SECTION 2.10.                                Accredited Investor.  The Member is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

SECTION 2.11                                Member Acknowledgment.  There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Member’s knowledge, threatened against the Company, or any of the Company’s assets or properties.  There is no judgment, decree or order against the Member of the Company that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to the Member’s or Company’s knowledge, threatened against the Member or the Company or any of the Company's assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the Member’s knowledge, threatened against the Company.   The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business.  References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order). The Member is aware of the Company’s business affairs and financial condition and have reached an informed and knowledgeable decision to sell the Membership Units.  The Member has access to and has reviewed the Parent’s filings with the Securities and Exchange Commission, at WWW.SEC.GOV, including the “Risk Factors” contained therein.

Member acknowledges and confirms: that the Parent may have, and later may come into possession of, information with respect to the Parent, its business affairs and financial condition, its immediate and long term prospects, its resources and ability to raise additional capital as well as its financing and opportunities generally, that is not known to Member and that may, if known by Member, be material to a decision to transfer the Membership Units to Parent; that Member has determined to sell the Membership Units notwithstanding its lack of knowledge of the Parent information that may be in possession of or may later come into possession of Parent; and neither Parent, Company or any other person shall have any liability to Member or any other person or entity, and Member waives and releases any claims that it might have against Parent or any other party that is based, in whole or in part, on any disparity in access to the Parent, knowledge, information or beliefs, including, without limitation, under any federal or state securities laws, common law or statute, rule or regulation.  Member has been made aware of such disparity of information, and has received satisfactory answers to any questions Member has asked and desires to complete the exchange of the Membership Units contemplated under this Agreement.  The Member acknowledges that it has read the representations and warranties of the Company set forth in Article III herein and such representations and warranties are, to the best of its knowledge, true and correct as of the date hereof.

ARTICLE III

Representations and Warranties of the Company

The Company and each of the Members, jointly and severally, represent and warrant to the Parent, except as set forth in a schedule (the “Company Disclosure Schedule”), regardless of whether or not the Company Disclosure Schedule is referenced with respect to any particular representation or warranty, as follows:

SECTION 3.01.                                Organization, Standing and Power.  The Company is duly incorporated or organized, validly existing and in good standing under the laws of the State of Virginia and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Transactions (a “Company Material Adverse Effect”).  The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Company Material Adverse Effect.  The Company has delivered to the Parent true and complete copies of the articles of organization and bylaws of the Company, each as amended to the date of this Agreement (as so amended, the “Company Charter Documents”).  The Company owns or controls, directly or indirectly, all of the capital stock or comparable equity interests of each subsidiary (each, a “Subsidiary”) listed in the Company Disclosure Schedule, free and clear of any lien, and all issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

SECTION 3.02.                                Capital Structure.  The authorized capital structure of the Company consists of Nine Hundred Twenty-Five (925) Membership Units outstanding.  No other Membership Units of the Company are issued, reserved for issuance or outstanding. All outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of its state of incorporation, the Company Charter Documents or any Contract (as defined in Section 3.04) to which the Company is a party or otherwise bound.  There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Membership Interests may vote (“Voting Company Debt”).  Except as otherwise set forth herein, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional membership units or other equity interests in, or any security convertible or exercisable for or exchangeable into any membership units or other equity interest in, the Company or any Voting Company Debt, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the membership units of the Company.

SECTION 3.03.                                Authority; Execution and Delivery; Enforceability.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions.  The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions.  When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability as to which the Company is subject.

SECTION 3.04.                                No Conflicts; Consents.

(a)           The execution and delivery by the Company of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under any provision of (i) the Company Charter Documents, (ii) any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a “Contract”) to which the Company is a party or by which any of its respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.04(b), any material judgment, order or decree (“Judgment”) or material Law applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)           Except for required filings with the Securities and Exchange Commission (the “SEC”) and applicable “Blue Sky” or state securities commissions, no material consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

SECTION 3.05.                                Taxes.

(a)           The Company has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(b)           If applicable, the Company has established an adequate reserve reflected on its financial statements for all Taxes payable by the Company (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements.  No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c)           For purposes of this Agreement:

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

SECTION 3.06.                                Benefit Plans.  Except as set forth in the Company Disclosure Schedule, the Company does not have or maintain any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company (collectively, “Company Benefit Plans”).  As of the date of this Agreement, except as set forth in the Company Disclosure Schedule, there are no employment, consulting, indemnification, severance or termination agreements or arrangements between the Company and any current or former employee, officer or director of the Company, nor does the Company have any general severance plan or policy.

SECTION 3.07.                                Litigation.  There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility (“Action”).  Neither the Company nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 3.08.                                Compliance with Applicable Laws.  To the best of its knowledge, the Company is in material compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  This Section 3.08 does not relate to matters with respect to Taxes, which are the subject of Section 3.05.

SECTION 3.09.                                Brokers; Schedule of Fees and Expenses.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 3.10.                                Contracts.  Except as disclosed in the Company Disclosure Schedule, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries taken as a whole.  The Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.  The Company’s execution of this Agreement and the consummation of the Transactions contemplated herein would not violate any Contract to which the Company or any of its Subsidiaries is a party nor will the execution of this Agreement or the consummation of the Transactions consummated hereby violate or trigger any “change in control” provision or covenant in any Contract to which the Company or any Subsidiary is a party.

SECTION 3.11.                                Title to Properties.  Except as set forth in the Company Disclosure Schedule, the Company does not own any real property.  The Company has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses.  All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all Liens other than those Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted.

SECTION 3.12.                                Intellectual Property.  The Company owns, or is validly licensed or otherwise has the right to use, all Intellectual Property (the “Intellectual Property Rights”) which are material to the conduct of the business of the Company taken as a whole.  The Company Disclosure Schedule sets forth a description of all Intellectual Property Rights which are material to the conduct of the business of the Company taken as a whole.  No claims are pending or, to the knowledge of the Company, threatened that the Company is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right.  To the knowledge of the Company, no person is infringing the rights of the Company with respect to any Intellectual Property Right other than as to which the Company has the full right and power  to bring action and to enforce such Intellectual Property Right, and receive the entirety of the proceeds thereof, by way of judgment settlement or otherwise, and no third-party has any such claims or rights.

SECTION 3.13.                                Insurance.  Except as set forth on the Company Disclosure Schedule, the Company does not hold any insurance policy.

SECTION 3.14.                                Transactions With Affiliates and Employees.  Except as set forth in the Company Disclosure Schedule, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 3.15.                                Application of Takeover Protections.  The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to the Members as a result of the Members and the Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Parent Stock and the Members’ ownership of the Parent Stock.

SECTION 3.16.                                Labor Matters.  There are no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

SECTION 3.17.                                ERISA Compliance; Excess Parachute Payments.  The Company does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Company Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of Company.

SECTION 3.18.                                No Additional Agreements.  The Company does not have any agreement or understanding with the Members with respect to the Transactions other than as specified in this Agreement.

SECTION 3.19.                                Investment Company.  The Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.20.                                Disclosure.  All disclosure provided to the Parent regarding the Company, its business and the Transactions, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.21.                                Absence of Certain Changes or Events.  Except in connection with the Transactions and as disclosed in the Company Disclosure Schedule, since September 1, 2012, the Company has conducted its business only in the ordinary course, and during such period there has not been:

(a)           any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not caused, in the aggregate, a Company Material Adverse Effect;

(b)           any damage, destruction or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect;

(c)           any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)           any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Company Material Adverse Effect;

(e)           any material change to a material Contract by which the Company or any of its assets is bound or subject;

(f)           any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and does not materially impair the Company’s ownership or use of such property or assets;

(g)           any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h)           any alteration of the Company’s method of accounting or the identity of its auditors;

(i)           any declaration or payment of dividend or distribution of cash or other property to the Members or any purchase, redemption or agreements to purchase or redeem any Membership Units;

(j)           any issuance of equity securities to any officer, director or affiliate; or

(k)           any arrangement or commitment by the Company to do any of the things described in this Section.

SECTION 3.22.                                Foreign Corrupt Practices.  Neither the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

SECTION 3.23                                Licenses and Permits.  The Company has obtained and maintains all material federal, state, local and foreign licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications required to be maintained in connection with the operations of the Company as presently conducted and as proposed to be conducted.  The Company is not in default under any of such licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications.

SECTION 3.24                                Environmental Laws.  The Company and each Subsidiary (i) is in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

SECTION 3.25                                 Indebtedness.  Except as disclosed in the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or is in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Company Material Adverse Effect, and (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Company Material Adverse Effect.    For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

ARTICLE IV

Representations and Warranties of the Parent

The Parent represents and warrants as follows to the Members and the Company, that, except as set forth in Parent SEC Documents (as defined in Section 4.06(a) herein) or in a Disclosure Schedule delivered by the Parent to the Company and the Members (the “Parent Disclosure Schedule”):

SECTION 4.01.                                Organization, Standing and Power.  The Parent is duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Parent, a material adverse effect on the ability of the Parent to perform its obligations under this Agreement or on the ability of the Parent to consummate the Transactions (a “Parent Material Adverse Effect”).  The Parent is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Parent Material Adverse Effect.  The Parent has delivered to the Company true and complete copies of the Articles of Incorporation of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Charter”), and the Bylaws of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Bylaws”).

SECTION 4.02.                                Subsidiaries; Equity Interests.  Except as set forth in the Parent SEC Documents, the Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

SECTION 4.03.                                Capital Structure.  The authorized capital stock of the Parent consists of Two Hundred Million (200,000,000) shares of common stock, par value $0.0001 per share, and Fifty Million (50,000,000) shares of preferred stock, par value $0.0001 per share, of which (i) 34,118,127 shares of Parent Stock referenced on the SEC Reports are issued and outstanding (ii) no shares of Preferred Stock are outstanding, and (iii) no shares of Parent Stock or preferred stock are held by the Parent in its treasury.  Parent also has stock purchase warrants for the purchase of 1,500,000 shares of common stock, par value $0.0001 per share, and stock options for the purchase of 3,000,000 shares of common stock, par value $0.0001 per share, outstanding.  No other shares of capital stock or other voting securities of the Parent are issued, reserved for issuance or outstanding.  All outstanding shares of the capital stock of the Parent are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Nevada Revised Statutes, the Parent Charter, the Parent Bylaws or any Contract to which the Parent is a party or otherwise bound.  There are no bonds, debentures, notes or other indebtedness of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Stock may vote (“Voting Parent Debt”).  Except as set forth in the Parent SEC Documents or the Parent Disclosure Schedule, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Parent is a party or by which it is bound (i) obligating the Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Parent or any Voting Parent Debt, (ii) obligating the Parent to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Parent.   Except as set forth in the Parent SEC Documents or the Parent Disclosure Schedule, the Parent is not a party to any agreement granting any security holder of the Parent the right to cause the Parent to register shares of the capital stock or other securities of the Parent held by such security holder under the Securities Act.  Prior to the Transactions, no securities of the Parent have been issued to any Person since the last filed SEC Report and prior to the Transactions the Parent intends to undertake a split such that at Closing there shall be approximately 37,000,000 shares of Parent Stock issued and outstanding

SECTION 4.04.                                Authority; Execution and Delivery; Enforceability.  The execution and delivery by the Parent of this Agreement and the consummation by the Parent of the Transactions have been duly authorized and approved by the Board of Directors of the Parent and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with the terms hereof.

SECTION 4.05.                                No Conflicts; Consents.

(a)           The execution and delivery by the Parent of this Agreement, does not, and the consummation of Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Parent under, any provision of (i) the Parent Charter or Parent Bylaws, (ii) any material Contract to which the Parent is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any material Judgment or material Law applicable to the Parent or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)           No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than the (A) filing with the SEC of reports under Sections 13 and 16 of the Exchange Act, and (B) filings under state “blue sky” laws, as each may be required in connection with this Agreement and the Transactions.

SECTION 4.06.                                SEC Documents; Undisclosed Liabilities.

(a)           The Parent has filed all Parent SEC Documents since August 24, 2012, pursuant to Sections 13 and 15 of the Exchange Act, as applicable (the “Parent SEC Documents”).

(b)           As of its respective filing date, each Parent SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with the U.S. generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)           Except as set forth in the Parent SEC Documents, the Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of the Parent or in the notes thereto.  The Parent SEC Documents set forth all financial and contractual obligations and liabilities (including any obligations to issue capital stock or other securities of the Parent) due after the date hereof.

SECTION 4.07.                                Intentionally Omitted.

SECTION 4.08.                                Absence of Certain Changes or Events.  Except as disclosed in the Parent SEC Documents or in the Parent Disclosure Schedule, from the date of the most recent audited financial statements included in the Parent SEC Documents to the date of this Agreement, the Parent has conducted its business only in the ordinary course, and during such period there has not been:

(a)           any change in the assets, liabilities, financial condition or operating results of the Parent from that reflected in the Parent SEC Documents, except changes in the ordinary course of business that have not caused, in the aggregate, a Parent Material Adverse Effect;

(b)           any damage, destruction or loss, whether or not covered by insurance, that would have a Parent Material Adverse Effect;

(c)           any waiver or compromise by the Parent of a valuable right or of a material debt owed to it;

(d)           any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Parent, except in the ordinary course of business and the satisfaction or discharge of which would not have a Parent Material Adverse Effect;

(e)           any material change to a material Contract by which the Parent or any of its assets is bound or subject;

(f)           any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)           any resignation or termination of employment of any officer of the Parent;

(h)           any mortgage, pledge, transfer of a security interest in, or lien, created by the Parent, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Parent’s ownership or use of such property or assets;

(i)           any loans or guarantees made by the Parent to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)           any declaration, setting aside or payment or other distribution in respect of any of the Parent’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Parent;

(k)           any alteration of the Parent’s method of accounting or the identity of its auditors;

(l)           any issuance of equity securities to any officer, director or affiliate, except pursuant to existing Parent stock option plans; or

(m)           any arrangement or commitment by the Parent to do any of the things described in this Section 4.08.

SECTION 4.09.                                Taxes.

(a)           The Parent has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.  All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)           The most recent financial statements contained in the Parent SEC Documents reflect an adequate reserve for all Taxes payable by the Parent (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements.  No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Parent, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c)           There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Parent.  The Parent is not bound by any agreement with respect to Taxes.

SECTION 4.10.                                Absence of Changes in Benefit Plans.  From the date of the most recent audited financial statements included in the Parent SEC Documents to the date of this Agreement, except as set forth in the Parent SEC Documents or the Parent Disclosure Schedule, there has not been any adoption or amendment in any material respect by Parent of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Parent (collectively, “Parent Benefit Plans”).  As of the date of this Agreement, except as disclosed in the Parent SEC Documents or the Parent Disclosure Schedule, there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Parent and any current or former employee, officer or director of the Parent, nor does the Parent have any general severance plan or policy.

SECTION 4.11.                                ERISA Compliance; Excess Parachute Payments.  The Parent does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Parent Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of Parent.

SECTION 4.12.                                Litigation.  Except as disclosed in the Parent SEC Documents or the Parent Disclosure Schedule, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Parent Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Parent Material Adverse Effect and neither the Parent nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 4.13.                                Compliance with Applicable Laws.  Except as disclosed in the Parent SEC Documents or the Parent Disclosure Schedule, the Parent is in compliance with all applicable Laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.  Except as set forth in the Parent SEC Documents, the Parent has not received any written communication during the past two years from a Governmental Entity that alleges that the Parent is not in compliance in any material respect with any applicable Law.  The Parent is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 4.14.                                Contracts.  Except as disclosed in the Parent SEC Documents or the Parent Disclosure Schedule, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Parent taken as a whole.  The Parent is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 4.15.                                Title to Properties.  The Parent has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses.  All such assets and properties, other than assets and properties in which the Parent has leasehold interests, are free and clear of all Liens and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Parent to conduct business as currently conducted.  The Parent has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect.

SECTION 4.16.                                Intellectual Property.  The Parent owns, or is validly licensed or otherwise has the right to use, all Intellectual Property Rights which are material to the conduct of the business of the Parent taken as a whole.  The Parent Disclosure Schedule sets forth a description of all Intellectual Property Rights which are material to the conduct of the business of the Parent taken as a whole.  No claims are pending or, to the knowledge of the Parent, threatened that the Parent is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right.  To the knowledge of the Parent, no person is infringing the rights of the Parent with respect to any Intellectual Property Right.

SECTION 4.17.                                Labor Matters.  There are no collective bargaining or other labor union agreements to which the Parent is a party or by which it is bound.  No material labor dispute exists or, to the knowledge of the Parent, is imminent with respect to any of the employees of the Parent.

SECTION 4.18.                                Transactions With Affiliates and Employees.  Except as set forth in the Parent SEC Documents or the Parent Disclosure Schedule, none of the officers or directors of the Parent and, to the knowledge of the Parent, none of the employees of the Parent is presently a party to any transaction with the Parent or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 4.19.                                Application of Takeover Protections.  The Parent has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent’s charter documents or the laws of its state of incorporation that is or could become applicable to the Members as a result of the Members and the Parent fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Parent Stock and the Members’ ownership of the Parent Stock.

SECTION 4.20.                                No Additional Agreements.  the Parent does not have any agreement or understanding with the Members with respect to the Transactions other than as specified in this Agreement.

SECTION 4.21.                                Investment Company.  The Parent is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE V

Deliveries

SECTION 5.01.                                Deliveries of the Members.

(a)           Unless such deliveries are waived by Parent, in whole or in part, at Closing as a further condition thereof, concurrently with the Closing, the Company shall deliver to the Parent: (A) this Agreement executed by all of the Members as such Members are constituted on the date of Closing; (executed counterparts hereof by each of the Assignees or original subscribers for the Company Membership Units (or their designees reasonably acceptable to Parent), with a certificate executed by each Member confirming the accuracy of each of the representations and warranties herein as of the Closing Date) and covering such additional matters as the Parent may request, including an opinion of counsel in customary form; (B) fully executed assignment or subscription agreements or other evidence of the ownership of the Membership Units and that upon Closing such persons shall have the rights to receive the Parent Shares referenced below (the “Assignees”); (C) subject to (D) below, such persons shall be the only owners of the Membership Units (or any other ownership interest of any class or character) of the Company;

(i)	LVL Patent Group, LLC (400 A Units)

(ii)	1960480 BT, LLC (200 B Units)

(iii)	Erick Richardson (100 B Units)

(iv)	John Stetson (50 B Units)

(v)	Palladium Capital Advisors, LLC (75 B Units); and

(vi)	C&H Capital, Inc. (100 B Units).

(D)

(b)           At or prior to the Closing, the Members shall deliver to the Parent (i) certificates representing the Members’ Membership Units along with duly executed medallion guaranteed stock powers for transfer to the Parent and (ii) a Lockup Agreement, substantially in the form attached hereto as Exhibit A executed by the Company, each of its Members and each of the Assignees, which Lockup Agreements may only be released by the Board of Directors of Parent

(c)           At or prior to the Closing, the Company shall own and possess valid title to each of the patents and applications set forth on the Company Disclosure Schedule and all of the Intellectual Property Rights.

SECTION 5.02.                                Deliveries of the Parent.

(a)           Concurrently with the execution and delivery of this Agreement by each of the parties hereto, Parent shall pay to Company $100,000 as a refundable earnest money deposit to Company and at Closing Parent will pay to Company an additional $400,000. If the Closing Conditions above have not been satisfied and the Closing occurs on or prior to November 9, 2012, unless extended by the parties, (the “Termination Date”), then this Agreement may be terminated by either party at any time thereafter by giving written notice of termination to the other and thereupon the Earnest Money deposit shall be refunded to the Company, without interest or deduction. Concurrently herewith, the Parent is delivering to the Company and the Members, a copy of this Agreement executed by the Parent.  The Company covenants and agrees the earnest money deposit shall be used exclusively for acquisition of the patents and intellectual property to be conveyed to the Company and acquired by Parent pursuant to this Exchange Agreement.

(b)           At or prior to the Closing, the Parent shall deliver to the Company:

(i)
a certificate from the Parent, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Parent Charter, Parent Bylaws and resolutions of the Board of Directors of the Parent and of the stockholders of the Parent approving this Agreement and the transactions contemplated hereunder, are all true, complete and correct and remain in full force and effect; and

(ii)
evidence of the election of Doug Croxall as the President, Chief Executive Officer and Chairman of the Parent and of John Stetson as Chief Financial Officer, effective on the Closing Date and evidence of the resignations of John Stetson as the Parent’s President and Chief Operating Officer and Mark Groussman as the Parent’s Chief Executive Officer.

(iii)	the Executive Employment Agreement by and between Parent and Doug Croxall attached hereto as Exhibit A.

(c)           Promptly following the Closing, the Parent shall deliver to the Members, certificates representing the new shares of Parent Stock issued to the Members.

SECTION 5.03.                                Deliveries of the Company.

(a)           Concurrently herewith, the Company is delivering to the Parent this Agreement executed by the Company.

(b)           At or prior to the Closing, the Company shall deliver to the Parent:

(i)
a certificate from the Company, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Company’s Charter Documents and resolutions of the Board of Directors of the Company approving this Agreement and the Transactions, are all true, complete and correct and remain in full force and effect; and

(ii)	if requested, the results of UCC, judgment lien and tax lien searches with respect to the Company, the results of which indicate no liens on the assets of the Company.

ARTICLE VI

Conditions to Closing

SECTION 6.01.                                Members and Company Conditions Precedent.  The obligations of the Members and the Company to enter into and complete the Closing is subject, at the option of the Members and the Company, to the fulfillment on or prior to the Closing Date of the following conditions.

(a)           Representations and Covenants. The representations and warranties of the Parent contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.  The Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent on or prior to the Closing Date.  The Parent shall have delivered to the Members and the Company, a certificate, dated the Closing Date, to the foregoing effect.

(b)           Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Company or the Members, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Parent.

(c)           No Material Adverse Change.  There shall not have been any occurrence, event, incident, action, failure to act, or transaction since the date as first set forth above which has had or is reasonably likely to cause a Parent Material Adverse Effect.

(d)           Post-Closing Capitalization.  At and immediately after the Closing, the authorized capitalization shall be described in the Parent SEC Documents, and the number of issued and outstanding shares of capital stock of the  Parent, on a fully-diluted basis, shall be as described in the Parent Disclosure Schedule.

(e)           SEC Reports.  The Parent shall have filed all reports and other documents required to be filed by Parent under the U.S. federal securities laws through the Closing Date.

(f)           OTCBB Quotation.  The Parent shall have maintained its status as a Company whose common stock is quoted on the Over-the-Counter Bulletin Board and Parent shall not have received any notice that any reason shall exist as to why such status shall not continue immediately following the Closing.

(g)           Deliveries.  The deliveries specified in Section 5.02 shall have been made by the Parent.

(h)           No Suspensions of Trading in Parent Stock.  Trading in the Parent Stock shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Parent) at any time since the date of execution of this Agreement.

(i)           Satisfactory Completion of Due Diligence.  The Company and the Members shall have completed their legal, accounting and business due diligence of the Parent and the results thereof shall be satisfactory to the Company and the Members in their sole and absolute discretion.

SECTION 6.02.                                Parent Conditions Precedent.  The obligations of the Parent to enter into and complete the Closing are subject, at the option of the Parent, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Parent in writing.

(a)           Representations and Covenants.  The representations and warranties of the Members and the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.  The Members and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Members and the Company on or prior to the Closing Date.  The Company shall have delivered to the Parent a certificate, dated the Closing Date, to the foregoing effect.

(b)           Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Parent, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company.

(c)           No Material Adverse Change.  There shall not have been any occurrence, event, incident, action, failure to act, or transaction since September 1, 2012 which has had or is reasonably likely to cause a Company Material Adverse Effect.

(d)           Deliveries.  The deliveries specified in Section 5.01 and Section 5.03 shall have been made by the Members and the Company, respectively.

(e)           Post-Closing Capitalization.  At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding Membership Units of the Company, on a fully-diluted basis, shall be described in the Company Disclosure Schedule.

(f)           Satisfactory Completion of Due Diligence.  The Parent shall have completed its legal, accounting and business due diligence of the Company and the results thereof shall be satisfactory to the Parent in its sole and absolute discretion.

(g)      Members Lockup Agreements.  Each Member shall have executed and delivered a two-year Lockup Agreement, in the form attached hereto as Exhibit A, to the Parent, at the Closing.

ARTICLE VII

Covenants

SECTION 7.01.                                Audit of Company Financial Statements.  The Company shall deliver to Parent audited financial statements for the Company’s most recently completed last two fiscal years and unaudited financial statements for any subsequent interim period no later than 71 days from the Closing Date.

SECTION 7.02.                                Public Announcements.  The Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to the Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.

SECTION 7.03.                                Fees and Expenses.  All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

SECTION 7.04.                                Continued Efforts.  Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

SECTION 7.05.                                Exclusivity.  Subject to any fiduciary obligations applicable to their respective boards of directors, until December 31, 2012, each of the Parent and the Company shall not (and shall not cause or permit any of their affiliates to) engage in any discussions or negotiations with any person or take any action that would be inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby.  Each of the Parent and the Company shall notify each other immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

ARTICLE VIII

Miscellaneous

SECTION 8.01.                                Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Parent, to:
American Strategic Minerals Corporation.
C/o National Corporate Research Ltd.
202 South Minnesota Street
Carson City, NV 89703
Attn: Chief Executive Officer

With a copy to:

Harvey Kesner, Esq.
61 Broadway, 32nd Floor
New York, NY 10006
hkesner@srff.com
212-930-9700

If to the Company, to:

Sampo IP, LLC
2331 Mill Road
Suite 100
Alexandria, VA 22314
Att: Doug Croxall
doug@lvlpg.com
703-887-7320 (facsimile)

With a copy to:

Richardson & Patel LLP
1100 Glendon Avenue, Suite 800
Los Angeles, CA 90024
Attn:  Mary Ann Sapone, Esq.
msapone@richardsonpatel.com
707-937-2059

If to the Members to the address set forth on the signature page hereto

SECTION 8.02.                                Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, Parent and the Members.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 8.03.                                Replacement of Securities.  If any certificate or instrument evidencing any Parent Stock is mutilated, lost, stolen or destroyed, the Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate or instrument.  If a replacement certificate or instrument evidencing any Parent Stock is requested due to a mutilation thereof, the Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

SECTION 8.04.                                Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Members, Parent and the Company will be entitled to specific performance under this Agreement.  The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 8.05.                                Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 8.06.                                Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.07.                                Counterparts; Facsimile Execution.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Facsimile execution and facsimile or electronic delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 8.08.                                Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Company Disclosure Schedule and the Parent Disclosure Schedule, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies. The representations and warranties of the Members and the Company contained in this Agreement shall survive the Closing and the termination of this Agreement.

SECTION 8.09.                                Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to principles of conflicts of laws.  Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the Federal or state courts sitting in New York and the parties hereby waive any and all rights to trial by jury.

SECTION 8.10.                                Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

The Parent:
AMERICAN STRATEGIC MINERALS CORPORATION

By: ________________________
Name:  Mark Groussman
Title: Chief Executive Officer

The Company
SAMPO IP, LLC

By:______________________
Name:
Title:

AGREED AND ACCEPTED:

The Members:
LVL PATENT GROUP, LLC

__________________________
Name: Doug Croxall, individually and on behalf of the foregoing entity
Address:

1960480 BT, LLC

__________________________
Name: Karen Spangenberg, Trustee
Address:

_______________________
ERICK RICHARDSON
Address:

PALLADIUM CAPITAL ADVISORS, LLC

By: _______________________
Name:	Joel Padowitz
Title:	CEO
Address:

_______________________
JOHN STETSON
Address:

C&H Capital, Inc.

By: _______________________
Name:
Title:

Agreement